Exhibit 32.1

                                CERTIFICATION PURSUANT TO
                                   18 U.S.C. SECTION 1350,
                                   AS ADOPTED PURSUANT TO
                       SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report on Form 10-K of Merrill Lynch Preferred Capital Trust IV (the "Trust") and Merrill Lynch Preferred Funding IV, L.P. for the period ended December 28, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Marlene Debel, Regular Trustee of the Trust, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

       (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.


                                    MERRILL LYNCH PREFERRED CAPITAL TRUST IV


                                    By:     /s/ MARLENE DEBEL
                                            -----------------
                                    Name:   Marlene Debel*
                                    Title:  Regular Trustee



Dated: March 25, 2008
_______________________
* Marlene Debel functions as the equivalent of the Chief Executive Officer and Chief Financial Officer of the Trust for purposes of Section 906 of the Sarbanes-Oxley Act of 2002.